EXHIBIT 99.1
FirstEnergy Corp.	For Release: October 25, 2005
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Keith Hancock	Kurt Turosky
(330) 384-5247	(330) 384-5500

FIRSTENERGY REPORTS HIGHER THIRD QUARTER EARNINGS

FirstEnergy Corp. (NYSE: FE) today reported that third quarter 2005 net income on a non-GAAP(*) basis was $341.9 million, or basic and diluted earnings of $1.04 per share of common stock, excluding a $0.03 per share charge from a labor arbitration decision in New Jersey associated with the company’s Jersey Central Power & Light subsidiary. On a GAAP basis, net income was $332.4 million, or basic and diluted earnings of $1.01 per share of common stock.

These results compare with non-GAAP net income of $319.1 million in the third quarter of 2004, or basic and diluted earnings of $0.97 per share of common stock. Including unusual items, GAAP earnings for the third quarter of 2004 were $298.6 million, or basic and diluted earnings of $0.91 per share of common stock on a GAAP basis.

Total revenues for the third quarter of 2005 were $3.6 billion, up from $3.4 billion reported in the third quarter of 2004. The 2005 revenue amount reflects the revised net reporting methodology for PJM sales and purchase transactions that were described in the company's first quarter 2005 earnings release, reducing comparative revenues in the third quarter by $264 million. Since this revised reporting methodology also produced a corresponding reduction in purchased power costs, there was no impact on net income.

“I am pleased that our normalized earnings exceeded the consensus estimate of analysts - for the seventh consecutive quarter,” said President and Chief Executive Officer Anthony J. Alexander. “Our third quarter results reflect our strong performance in the areas of retail electricity sales and generating plant performance.”
(more)

Third Quarter 2005 Non-GAAP Reconciliation

	After-tax Amount (Millions)	Basic Earnings Per Share

Earnings Before Unusual Items (Non-GAAP)	$341.9	$1.04
JCP&L Labor Arbitration Decision	(9.5)	(0.03)
Net Income (GAAP)	$332.4	$1.01

Third Quarter 2004 Non-GAAP Reconciliation

	After-tax Amount (Millions)	Basic Earnings Per Share

Earnings Before Unusual Items (Non-GAAP)	$319.1	$0.97
Non-core Asset Sales/Impairments	(16.7)	(0.05)
Nuclear Operations Severance Costs	(3.8)	(0.01)
Net Income (GAAP)	$298.6	$0.91

Warmer-than-normal temperatures during the third quarter of 2005 helped produce a 9.6 percent increase in kilowatt-hour deliveries compared with the third quarter of 2004. Also, strong performance by FirstEnergy’s generation fleet helped the company avoid higher-cost supply alternatives. The company’s generating plants posted a record net output for the quarter and for the first nine months of 2005 of 21.7 billion and 59.5 billion kilowatt-hours, respectively.

For the first nine months of 2005, net income on a non-GAAP basis was $730.3 million, or basic earnings of $2.22 ($2.21 diluted) per share of common stock. Including unusual items, earnings on a GAAP basis were $670.1 million, or basic earnings of $2.04 per share ($2.03 diluted).

            During the corresponding period in 2004, non-GAAP net income was $753.1 million, or basic earnings of $2.30 per share ($2.29 diluted) of common stock. On a GAAP basis, earnings were $676.7 million, or basic earnings of $2.07 per share ($2.06 diluted).
(more)

Revenues for the first nine months of 2005 were $9.3 billion, compared with $9.4 billion for the same time period in 2004. The reduction, resulting from the revised reporting methodology for PJM transactions, was $828 million for the nine-month period of 2005.

First Nine Months 2005 Non-GAAP Reconciliation

	After-tax Amount (Millions)	Basic Earnings Per Share

Earnings Before Unusual Items (Non-GAAP)	$730.3	$2.22
JCP&L Arbitration Decision	(9.5)	(0.03)
New Regulatory Assets - JCP&L Rate Settlement	16.4	0.05
Ohio Tax Write-off	(71.7)	(0.22)
Sales of Non-core Assets	22.4	0.07
Sammis Plant New Source Review Settlement	(14.4)	(0.04)
Davis-Besse NRC Fine	(3.4)	(0.01)
Net Income (GAAP)	$670.1	$2.04

First Nine Months 2004 Non-GAAP Reconciliation

	After-tax Amount (Millions)	Basic Earnings Per Share

Earnings Before Unusual Items (Non-GAAP)	$753.1	$2.30
Davis-Besse Impact	(38.3)	(0.12)
Lawsuits Settlement	(10.6)	(0.03)
Non-core Asset Sales/Impairments	(23.7)	(0.07)
Nuclear Operations Severance Costs	(3.8)	(0.01)
Net Income (GAAP)	$676.7	$2.07

FirstEnergy retired $675 million principal value of its outstanding debt and preferred stock during the first nine months of 2005. FirstEnergy also refinanced or repriced $414 million of long-term debt in the first nine months of 2005. These
(more)

redemption and refinancing activities are expected to produce financing cost savings of $27 million in 2005 and $33 million in 2006.

FirstEnergy’s Consolidated Report to the Financial Community - which provides highlights on company developments and financial results for the third quarter of 2005 - is posted on the company’s Internet site - www.firstenergycorp.com/ir. To access the report, click on Consolidated Report to the Financial Community. Details on the company’s third quarter earnings also will be provided during the company’s earnings conference call, scheduled today at 1:00 p.m. (EDT).

FirstEnergy is a diversified energy company headquartered in Akron, Ohio. Its subsidiaries and affiliates are involved in the generation, transmission and distribution of electricity, as well as energy management and other energy-related services.

(*) This news release contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP).

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of our regulated utilities to collect transition and other charges, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), the uncertainty of the timing and amounts of the capital expenditures (including that such amounts could be higher than anticipated) or levels of emission reductions related to the settlement agreement resolving the New Source Review litigation, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits, fines or other enforcement actions and remedies) of governmental investigations and oversight, including by the Securities and Exchange Commission, the United States Attorney's Office and the Nuclear Regulatory Commission as disclosed in our Securities and Exchange Commission filings, generally, and with respect to the Davis-Besse Nuclear Power Station outage and heightened scrutiny at the Perry Nuclear Power Plant in particular, the availability and cost of capital, the continuing availability and operation of generating units, the ability of our generating units to continue to operate at or near full capacity, our inability to accomplish or realize anticipated benefits from strategic goals (including the proposed transfer of nuclear generation assets), our ability to improve electric commodity margins and to experience growth in the distribution business, the acceptance by the Pennsylvania Public Utility Commission of the plan filed by Penn Power on October 11, 2005 to secure electricity supply for its customers at a set rate, our ability to access the public securities and other capital markets, the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003 regional power outage, the final outcome in the proceeding related to FirstEnergy's Application for a Rate Stabilization Plan (RSP) in Ohio, including, but not limited to, the Public Utilities Commission of Ohio’s acceptance of the September 9, 2005 proposed supplement to the RSP, the risks and other factors discussed from time to time in our Securities and Exchange Commission filings, and other similar factors. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

(102505)